                                                                                                   EXHIBIT 12.4
                                                                                                         Page 1

                                                 THE TOLEDO EDISON COMPANY

                                       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                        Year Ended December 31,
                                                  ---------------------------------------------------------------
                                                    1996          1997          1998          1999          2000
                                                  --------      --------      --------      --------      --------
                                                                        (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items               $57,289       $49,385       $106,582       $99,945      $137,233
  Interest and other charges, before
    reduction for amounts capitalized              97,329        98,423         88,263        78,496        72,055
  Provision for income taxes                       31,501        39,703         72,696        56,821        76,991
  Interest element of rentals charged to
    income (a)                                    109,935       102,795        100,245        98,445        96,358
                                                 --------      --------       --------      --------      --------
    Earnings as defined                          $296,054      $290,306       $367,786      $333,707      $382,637
                                                 ========      ========       ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest expense                                $97,329       $98,423        $88,263       $78,496      $ 72,055
  Interest element of rentals charged to
    income (a)                                    109,935       102,795        100,245        98,445        96,358
                                                 --------      --------       --------      --------      --------
    Fixed charges as defined                     $207,264      $201,218       $188,508      $176,941      $168,413
                                                 ========      ========       ========      ========      ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES                                            1.43          1.44           1.95          1.89          2.27
                                                     ====          ====           ====          ====          ====


-----------------------------
(a) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.


                                                                                                   EXHIBIT 12.4
                                                                                                         Page 2

                                               THE TOLEDO EDISON COMPANY

                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                  STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                   Year Ended December 31,
                                              ---------------------------------------------------------------
                                                1996          1997          1998          1999          2000
                                              --------      --------      --------      --------      --------
                                                                    (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items           $ 57,289      $ 49,385      $106,582      $ 99,945      $137,233
  Interest and other charges, before
    reduction for amounts capitalized           97,329        98,423        88,263        78,496        72,055
  Provision for income taxes                    31,501        39,703        72,696        56,821        76,991
  Interest element of rentals charged
    to income (a)                              109,935       102,795       100,245        98,445        96,358
                                              --------      --------      --------      --------      --------
    Earnings as defined                       $296,054      $290,306      $367,786      $333,707      $382,637
                                              ========      ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
  STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest expense                            $ 97,329      $ 98,423      $ 88,263      $ 78,496      $ 72,055
  Preferred stock dividend requirements         16,926        19,435        13,609        16,238        16,247
  Adjustments to preferred stock dividends
    to state on a pre-income tax basis           9,307        15,783         8,335        10,363        10,143
  Interest element of rentals charged to
    income (a)                                 109,935       102,795       100,245        98,445        96,358
                                              --------      --------      --------      --------      --------
    Fixed charges as defined plus
      preferred stock dividend requirements
     (pre-income tax basis)                   $233,497      $236,436      $210,452      $203,542      $194,803
                                              ========      ========      ========      ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS
  (PRE-INCOME TAX BASIS)                          1.27          1.23          1.75          1.64          1.96
                                                  ====          ====          ====          ====          ====


--------------------------
(a) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
